Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert A. Armitage and Alecia A. DeCoudreaux, and each of them individually, his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, in any and all capacities, to execute and sign a registration statement on Form S-4 to be filed by Eli Lilly and Company, an Indiana corporation (“Lilly”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, for the purpose of registering shares of common stock, no par value, of Lilly authorized for issuance in connection with the merger of Genesis Merger Sub, Inc., a wholly owned subsidiary of Lilly, with and into Applied Molecular Evolution, Inc., together with any and all amendments (including post-effective amendments) or supplements to the registration statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Commission or any regulatory authority. Each signatory grants unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform all acts necessary or advisable to be done with respect to the registration statement or amendments or supplements thereto, as fully as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 15th day of December, 2003.

Signature	Title

/s/ Sidney Taurel Sidney Taurel	Chairman of the Board, President, Chief Executive Officer, and a Director (principal executive officer)

/s/ Charles E. Golden Charles E. Golden	Executive Vice President, Chief Financial Officer, and a Director (principal financial officer)

/s/ Arnold C. Hanish Arnold C. Hanish	Executive Director, Finance, and Chief Accounting Officer (principal accounting officer)

/s/ Steven C. Beering Steven C. Beering, M.D.	Director

/s/ Winfried F. W. Bischoff Sir Winfried F. W. Bischoff	Director

/s/ Martin S. Feldstein Martin S. Feldstein, Ph.D.	Director

/s/ George M. C. Fisher George M. C. Fisher	Director

/s/ Alfred G. Gilman Alfred G. Gilman, M.D., Ph.D.	Director

/s/ Karen N. Horn Karen N. Horn, Ph.D.	Director

/s/ Ellen R. Marram Ellen R. Marram	Director

/s/ Franklyn G. Prendergast Franklyn G. Prendergast, M.D., Ph.D.	Director

/s/ Kathi P. Seifert Kathi P. Seifert	Director